UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (August 27, 2019)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 27, 2019, OptimumBank Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders to approve the following proposals: (i) to elect seven directors; (ii) to approve the issuance of up to 1,000,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I; (iii) to approve the participation of an affiliate of Moishe Gubin, a director of the Company, in the exchange offer described in Proposal 2; (iv) to approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 5,000,000 shares to 10,000,000 shares; (v) to ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2019; and (vi) to transact such other business as may properly come before the Annual Meeting.

All proposals were approved by the Company’s shareholders. Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Annual Meeting. There were 514,236 broker non-votes recorded for each of Proposals 1, 2 and 3. For more information on the following proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 25, 2019.

Proposal No. 1: Election of Directors

	For	Withhold

Moishe Gubin	734,241	5,214
Joel Klein	736,265	3,190
Martin Z. Schmidt	705,522	33,933
Avi M. Zwelling	733,448	6,007
Thomas Procelli	733,448	6,007
Chan Heng Fai Ambrose	732,781	6,674
Jeffry Wagner	702,730	36,725

Proposal No. 2: Approve the issuance of up to 1,000,000 shares of Common Stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I:

For:	731,807
Against:	1,538
Abstain:	6,110

Proposal No. 3: Approve the participation of an affiliate of Moishe Gubin, a director of the Company, in the exchange offer for the Trust Preferred Securities described in Proposal No. 2:

For:	700,698
Against:	1,527
Abstain:	37,230

Proposal No. 4: Approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 5,000,000 shares to 10,000,000 shares:

For:	1,231,035
Against:	20,386
Abstain:	2,270

Proposal No. 5: Ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2019:

For:	1,252,879
Against:	655
Abstain:	157

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 3, 2019	By:	/s/ Timothy Terry
Timothy Terry Principal Executive Officer